Free Writing Prospectus (To the Prospectus dated August 27, 2008, and the Prospectus Supplement dated August 27, 2008)	Filed Pursuant to Rule 433 Registration No. 333-145845 September 11, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: September 30, 2008

•	Initial valuation date: September 25, 2008

•	Final valuation date: March 25, 2009

•	Maturity date: March 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-8	AA	TBD	11.750%	70.0%	TBD	TBD	TBD	TBD	E-2630	06738QMQ8/ US06738QMQ81
Apple Inc.	TBD	FWP-10	AAPL	TBD	12.000%	70.0%	TBD	TBD	TBD	TBD	E-2631	06738QMR6/ US06738QMR64
Archer-Daniels-Midland Company	TBD	FWP-12	ADM	TBD	12.250%	75.0%	TBD	TBD	TBD	TBD	E-2632	06738QMS4/ US06738QMS48
Amazon.com, Inc.	TBD	FWP-14	AMZN	TBD	14.750%	70.0%	TBD	TBD	TBD	TBD	E-2633	06738QMT2/ US06738QMT21
American Express Company	TBD	FWP-16	AXP	TBD	12.000%	70.0%	TBD	TBD	TBD	TBD	E-2634	06738QMU9/ US06738QMU93
Bank of America Corporation	TBD	FWP-18	BAC	TBD	14.25%	60.0%	TBD	TBD	TBD	TBD	E-2635	06738QMV7/ US06738QMV76
Barnes & Noble, Inc	TBD	FWP-20	BKS	TBD	9.750%	70.0%	TBD	TBD	TBD	TBD	E-2636	06738QMW5/ US06738QMW59
Citigroup Inc.	TBD	FWP-22	C	TBD	12.750%	60.0%	TBD	TBD	TBD	TBD	E-2637	06738QMX3/ US06738QMX33
Canadian Natural Resources Limited	TBD	FWP-24	CNQ	TBD	13.250%	70.0%	TBD	TBD	TBD	TBD	E-2638	06738QMY1/ US06738QMY16
Consol Energy Inc.	TBD	FWP-26	CNX	TBD	19.750%	60.0%	TBD	TBD	TBD	TBD	E-2639	06738QMZ8/ US06738QMZ80
ConocoPhillips	TBD	FWP-28	COP	TBD	11.750%	80.0%	TBD	TBD	TBD	TBD	E-2640	06738QNA2/ US06738QNA21
Deere & Company	TBD	FWP-30	DE	TBD	12.250%	75.0%	TBD	TBD	TBD	TBD	E-2641	06738QNB0/ US06738QNB04
Diamond Offshore Drilling, Inc.	TBD	FWP-32	DO	TBD	12.250%	75.0%	TBD	TBD	TBD	TBD	E-2642	06738QNC8/ US06738QNC86
DryShips Inc.	TBD	FWP-34	DRYS	TBD	19.750%	60.0%	TBD	TBD	TBD	TBD	E-2643	06738QND6/ US06738QND69
Devon Energy Corporation	TBD	FWP-36	DVN	TBD	12.250%	70.0%	TBD	TBD	TBD	TBD	E-2644	06738QNE4/ US06738QNE43
First Solar, Inc.	TBD	FWP-38	FSLR	TBD	17.500%	60.0%	TBD	TBD	TBD	TBD	E-2645	06738QNF1/ US06738QNF18
Forest Oil Corporation	TBD	FWP-40	FST	TBD	11.250%	65.0%	TBD	TBD	TBD	TBD	E-2646	06738QNG9/ US06738QNG90
Frontier Oil Corporation	TBD	FWP-42	FTO	TBD	17.250%	60.0%	TBD	TBD	TBD	TBD	E-2647	06738QNH7/ US06738QNH73
General Electric Company	TBD	FWP-44	GE	TBD	10.750%	80.0%	TBD	TBD	TBD	TBD	E-2648	06738QNJ3/ US06738QNJ30
Corning Incorporated	TBD	FWP-46	GLW	TBD	10.250%	75.0%	TBD	TBD	TBD	TBD	E-2649	06738QNK0/ US06738QNK03
Garmin Ltd.	TBD	FWP-48	GRMN	TBD	14.000%	60.0%	TBD	TBD	TBD	TBD	E-2650	06738QNL8/ US06738QNL85
The Goldman Sachs Group, Inc.	TBD	FWP-50	GS	TBD	15.750%	75.0%	TBD	TBD	TBD	TBD	E-2651	06738QNM6/ US06738QNM68
The Goodyear Tire & Rubber Company	TBD	FWP-52	GT	TBD	19.750%	65.0%	TBD	TBD	TBD	TBD	E-2652	06738QNN4/ US06738QNN42
Harley-Davidson, Inc.	TBD	FWP-54	HOG	TBD	12.000%	70.0%	TBD	TBD	TBD	TBD	E-2653	06738QNP9/ US06738QNP99
JPMorgan Chase & Co.	TBD	FWP-56	JPM	TBD	14.500%	70.0%	TBD	TBD	TBD	TBD	E-2654	06738QNQ7/ US06738QNQ72
Kohl’s Corporation	TBD	FWP-58	KSS	TBD	10.500%	70.0%	TBD	TBD	TBD	TBD	E-2655	06738QNR5/ US06738QNR55
Lowe’s Companies, Inc.	TBD	FWP-60	LOW	TBD	10.750%	75.0%	TBD	TBD	TBD	TBD	E-2656	06738QNS3/ US06738QNS39
Monsanto Company	TBD	FWP-62	MON	TBD	14.250%	70.0%	TBD	TBD	TBD	TBD	E-2657	06738QNT1/ US06738QNT12
Merck & Co., Inc.	TBD	FWP-64	MRK	TBD	8.750%	80.0%	TBD	TBD	TBD	TBD	E-2658	06738QNU8/ US06738QNU84
Marathon Oil Corporation	TBD	FWP-66	MRO	TBD	13.000%	75.0%	TBD	TBD	TBD	TBD	E-2659	06738QNV6/ US06738QNV67
Mylan Laboratories Inc.	TBD	FWP-68	MYL	TBD	14.750%	65.0%	TBD	TBD	TBD	TBD	E-2660	06738QNW4/ US06738QNW41
Noble Corporation	TBD	FWP-70	NE	TBD	11.750%	70.0%	TBD	TBD	TBD	TBD	E-2661	06738QNX2/ US06738QNX24
Nucor Corporation	TBD	FWP-72	NUE	TBD	12.750%	65.0%	TBD	TBD	TBD	TBD	E-2662	06738QNY0/ US06738QNY07
NYSE Euronext, Inc.	TBD	FWP-74	NYX	TBD	10.250%	65.0%	TBD	TBD	TBD	TBD	E-2663	06738QNZ7/ US06738QNZ71
Petróleo Brasileiro S.A.—PETROBRAS	TBD	FWP-76	PBR	TBD	12.750%	70.0%	TBD	TBD	TBD	TBD	E-2664	06738QPA0/ US06738QPA03
Southern Copper Corporation	TBD	FWP-78	PCU	TBD	15.750%	65.0%	TBD	TBD	TBD	TBD	E-2665	06738QPB8/ US06738QPB85
The Charles Schwab Corporation	TBD	FWP-80	SCHW	TBD	11.500%	80.0%	TBD	TBD	TBD	TBD	E-2666	06738QPC6/ US06738QPC68
Schering-Plough Corporation	TBD	FWP-82	SGP	TBD	11.750%	75.0%	TBD	TBD	TBD	TBD	E-2667	06738QPD4/ US06738QPD42
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-84	SLB	TBD	14.000%	80.0%	TBD	TBD	TBD	TBD	E-2668	06738QPE2/ US06738QPE25
Suntech Power Holdings Co., Ltd.	TBD	FWP-86	STP	TBD	19.750%	60.0%	TBD	TBD	TBD	TBD	E-2669	06738QPF9/ US06738QPF99
Sunoco, Inc.	TBD	FWP-88	SUN	TBD	12.850%	60.0%	TBD	TBD	TBD	TBD	E-2670	06738QPG7/ US06738QPG72
Target Corporation	TBD	FWP-90	TGT	TBD	10.500%	75.0%	TBD	TBD	TBD	TBD	E-2671	06738QPH5/ US06738QPH55
Titanium Metals Corporation	TBD	FWP-92	TIE	TBD	19.750%	60.0%	TBD	TBD	TBD	TBD	E-2672	06738QPJ1/ US06738QPJ12
Valero Energy Corporation	TBD	FWP-94	VLO	TBD	20.000%	70.0%	TBD	TBD	TBD	TBD	E-2673	06738QPK8/ US06738QPK84
XTO Energy Inc.	TBD	FWP-96	XTO	TBD	13.000%	70.0%	TBD	TBD	TBD	TBD	E-2674	06738QPL6/ US06738QPL67

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company is global, operating in 44 countries. North America is the largest market with 57% of the Company’s revenues. Europe is also a significant market with 25% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 9, 2008	$27.82	$26.82	$26.82

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $26.82

Protection level: 70.00%

Protection price: $18.77

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.285608

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 2.49% per annum

Coupon amount monthly: $9.79

FWP-6

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		101.25%
+ 90%	5.875%		91.25%
+ 80%	5.875%		81.25%
+ 70%	5.875%		71.25%
+ 60%	5.875%		61.25%
+ 50%	5.875%		51.25%
+ 40%	5.875%		41.25%
+ 30%	5.875%		31.25%
+ 20%	5.875%		21.25%
+ 10%	5.875%		11.25%
+ 5%	5.875%		6.25%

0%	5.875%		1.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-3.75%
- 10%	5.875%	-4.125%	-8.75%
- 20%	5.875%	-14.125%	-18.75%
- 30%	5.875%	-24.125%	-28.75%
- 40%	N/A	-34.125%	-38.75%
- 50%	N/A	-44.125%	-48.75%
- 60%	N/A	-54.125%	-58.75%
- 70%	N/A	-64.125%	-68.75%
- 80%	N/A	-74.125%	-78.75%
- 90%	N/A	-84.125%	-88.75%
- 100%	N/A	-94.125%	-98.75%

FWP-7

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 9, 2008	$159.96	$149.79	$151.51

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $151.51

Protection level: 70.00%

Protection price: $106.06

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.600224

Coupon: 12.00% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	6.00%	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

FWP-9

Archer Daniels Midland Company

According to publicly available information, Archer Daniels Midland Company (the “Company”) is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other value-added food and feed ingredients. The Company also has a grain elevator and transportation network to procure, store, clean, and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats, and barley.

The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
September 9, 2008	$23.32	$22.08	$22.13

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $22.13

Protection level: 75.00%

Protection price: $16.60

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.187528

Coupon: 12.25% per annum

Maturity: March 30, 2009

Dividend yield: 2.27% per annum

Coupon amount monthly: $10.21

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		101.14%
+ 90%	6.125%		91.14%
+ 80%	6.125%		81.14%
+ 70%	6.125%		71.14%
+ 60%	6.125%		61.14%
+ 50%	6.125%		51.14%
+ 40%	6.125%		41.14%
+ 30%	6.125%		31.14%
+ 20%	6.125%		21.14%
+ 10%	6.125%		11.14%
+ 5%	6.125%		6.14%

0%	6.125%		1.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-3.86%
- 10%	6.125%	-3.875%	-8.86%
- 20%	6.125%	-13.875%	-18.86%
- 30%	N/A	-23.875%	-28.86%
- 40%	N/A	-33.875%	-38.86%
- 50%	N/A	-43.875%	-48.86%
- 60%	N/A	-53.875%	-58.86%
- 70%	N/A	-63.875%	-68.86%
- 80%	N/A	-73.875%	-78.86%
- 90%	N/A	-83.875%	-88.86%
- 100%	N/A	-93.875%	-98.86%

FWP-11

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 9, 2008	$81.96	$78.99	$78.99

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $78.99

Protection level: 70.00%

Protection price: $55.29

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.659830

Coupon: 14.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.29

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%

0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	-2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

FWP-13

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 9, 2008	$40.85	$38.13	$38.24

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $38.24

Protection level: 70.00%

Protection price: $26.77

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.150628

Coupon: 12.00% per annum

Maturity: March 30, 2009

Dividend yield: 1.80% per annum

Coupon amount monthly: $10.00

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.90%
+ 90%	6.00%		90.90%
+ 80%	6.00%		80.90%
+ 70%	6.00%		70.90%
+ 60%	6.00%		60.90%
+ 50%	6.00%		50.90%
+ 40%	6.00%		40.90%
+ 30%	6.00%		30.90%
+ 20%	6.00%		20.90%
+ 10%	6.00%		10.90%
+ 5%	6.00%		5.90%

0%	6.00%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.10%
- 10%	6.00%	-4.00%	-9.10%
- 20%	6.00%	-14.00%	-19.10%
- 30%	6.00%	-24.00%	-29.10%
- 40%	N/A	-34.00%	-39.10%
- 50%	N/A	-44.00%	-49.10%
- 60%	N/A	-54.00%	-59.10%
- 70%	N/A	-64.00%	-69.10%
- 80%	N/A	-74.00%	-79.10%
- 90%	N/A	-84.00%	-89.10%
- 100%	N/A	-94.00%	-99.10%

FWP-15

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 9, 2008	$35.10	$32.30	$32.52

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $32.52

Protection level: 60.00%

Protection price: $19.51

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.750308

Coupon: 14.25% per annum

Maturity: March 30, 2009

Dividend yield: 7.84% per annum

Coupon amount monthly: $11.88

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		103.92%
+ 90%	7.125%		93.92%
+ 80%	7.125%		83.92%
+ 70%	7.125%		73.92%
+ 60%	7.125%		63.92%
+ 50%	7.125%		53.92%
+ 40%	7.125%		43.92%
+ 30%	7.125%		33.92%
+ 20%	7.125%		23.92%
+ 10%	7.125%		13.92%
+ 5%	7.125%		8.92%

0%	7.125%		3.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-1.08%
- 10%	7.125%	-2.875%	-6.08%
- 20%	7.125%	-12.875%	-16.08%
- 30%	7.125%	-22.875%	-26.08%
- 40%	7.125%	-32.875%	-36.08%
- 50%	N/A	-42.875%	-46.08%
- 60%	N/A	-52.875%	-56.08%
- 70%	N/A	-62.875%	-66.08%
- 80%	N/A	-72.875%	-76.08%
- 90%	N/A	-82.875%	-86.08%
- 100%	N/A	-92.875%	-96.08%

FWP-17

Barnes & Noble, Inc.

According to publicly available information, Barnes & Noble, Inc. (the “Company”) , as of February 2, 2008 operated 798 bookstores and a website. Of the 798 bookstores, 713 operate primarily under the Barnes & Noble Booksellers trade name (31 of which were opened during the 52 weeks ended February 2, 2008 (fiscal 2007)) and 85 operate primarily under the B. Dalton Bookseller trade name. Barnes & Noble conducts the online part of its business through barnesandnoble.com llc (Barnes & Noble.com). Through Sterling Publishing Co., Inc. (Sterling or Sterling Publishing), the Company is a general trade book publisher. Additionally, the Company owns an approximate 74% interest in Calendar Club, L.L.C. (Calendar Club), an operator of seasonal kiosks.

The Company’s principal business is the sale of trade books (generally hardcover and paperback consumer titles, excluding educational textbooks and specialized religious titles), mass market paperbacks (such as mystery, romance, science fiction and other popular fiction), children’s books, bargain books, magazines, gift, music and movies direct to customers. These collectively account for substantially all of the Company’s sales. During fiscal 2007, the Company’s share of the consumer book market was approximately 17.2%. Bestsellers (the “top ten” highest selling hardcover fiction, hardcover non-fiction and trade paperback titles) typically represent between 3% and 5% of Barnes & Noble store sales.

The Company was incorporated in Delaware in 1986.

The linked share’s SEC file number is 001-12302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.40	$12.98	$15.25
December 31, 2002	$17.86	$12.09	$13.03
March 31, 2003	$14.42	$11.45	$13.69
June 30, 2003	$17.30	$12.80	$16.62
September 30, 2003	$19.68	$16.31	$18.32
December 31, 2003	$24.49	$18.35	$23.68
March 31, 2004	$26.14	$22.27	$23.50
June 30, 2004	$24.54	$20.04	$24.49
September 30, 2004	$26.85	$23.18	$26.67
December 31, 2004	$32.70	$22.55	$32.27
March 31, 2005	$35.48	$30.45	$34.49
June 30, 2005	$39.70	$33.28	$38.80
September 30, 2005	$42.49	$35.25	$37.70
December 30, 2005	$43.98	$34.09	$42.67
March 31, 2006	$48.41	$40.50	$46.25
June 30, 2006	$46.97	$34.46	$36.50
September 29, 2006	$39.15	$32.33	$37.94
December 29, 2006	$43.47	$37.48	$39.71
March 30, 2007	$43.26	$35.31	$39.45
June 29, 2007	$43.80	$38.19	$38.47
September 28, 2007	$39.60	$30.01	$35.26
December 31, 2007	$39.74	$32.42	$34.45
March 31, 2008	$34.89	$25.01	$30.65
June 30, 2008	$33.45	$24.43	$24.84
September 9, 2008	$28.81	$26.90	$27.02

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BKS

Initial price: $27.02

Protection level: 70.00%

Protection price: $18.91

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.009623

Coupon: 9.75% per annum

Maturity: March 30, 2009

Dividend yield: 2.99% per annum

Coupon amount monthly: $8.13

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		101.50%
+ 90%	4.875%		91.50%
+ 80%	4.875%		81.50%
+ 70%	4.875%		71.50%
+ 60%	4.875%		61.50%
+ 50%	4.875%		51.50%
+ 40%	4.875%		41.50%
+ 30%	4.875%		31.50%
+ 20%	4.875%		21.50%
+ 10%	4.875%		11.50%
+ 5%	4.875%		6.50%

0%	4.875%		1.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-3.50%
- 10%	4.875%	-5.125%	-8.50%
- 20%	4.875%	-15.125%	-18.50%
- 30%	4.875%	-25.125%	-28.50%
- 40%	N/A	-35.125%	-38.50%
- 50%	N/A	-45.125%	-48.50%
- 60%	N/A	-55.125%	-58.50%
- 70%	N/A	-65.125%	-68.50%
- 80%	N/A	-75.125%	-78.50%
- 90%	N/A	-85.125%	-88.50%
- 100%	N/A	-95.125%	-98.50%

FWP-19

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 28, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
September 9, 2008	$20.37	$18.81	$18.88

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $18.88

Protection level: 60.00%

Protection price: $11.33

Physical delivery amount: 52($1,000/Initial price)

Fractional shares: 0.966102

Coupon: 12.75% per annum

Maturity: March 30, 2009

Dividend yield: 8.00% per annum

Coupon amount monthly: $10.63

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		104.00%
+ 90%	6.375%		94.00%
+ 80%	6.375%		84.00%
+ 70%	6.375%		74.00%
+ 60%	6.375%		64.00%
+ 50%	6.375%		54.00%
+ 40%	6.375%		44.00%
+ 30%	6.375%		34.00%
+ 20%	6.375%		24.00%
+ 10%	6.375%		14.00%
+ 5%	6.375%		9.00%

0%	6.375%		4.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-1.00%
- 10%	6.375%	-3.625%	-6.00%
- 20%	6.375%	-13.625%	-16.00%
- 30%	6.375%	-23.625%	-26.00%
- 40%	6.375%	-33.625%	-36.00%
- 50%	N/A	-43.625%	-46.00%
- 60%	N/A	-53.625%	-56.00%
- 70%	N/A	-63.625%	-66.00%
- 80%	N/A	-73.625%	-76.00%
- 90%	N/A	-83.625%	-86.00%
- 100%	N/A	-93.625%	-96.00%

FWP-21

Canadian Natural Resources Limited

According to publicly available information, Canadian Natural Resources Limited (the “Company”) was incorporated under the laws of the Province of British Columbia on November 7, 1973 as AEX Minerals Corporation (N.P.L.) and on December 5, 1975 changed its name to Canadian Natural Resources Limited. The Company’s business is the acquisition of interests in crude oil and natural gas rights and the exploration, development, production, marketing and sale of crude oil and natural gas. The Company’s principal regions of crude oil and natural gas operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore West Africa.

The linked share’s SEC file number is 1-8795.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$8.72	$6.88	$7.95
December 31, 2002	$7.95	$6.14	$7.42
March 31, 2003	$8.99	$7.31	$8.50
June 30, 2003	$10.61	$7.88	$9.98
September 30, 2003	$10.34	$9.13	$10.29
December 31, 2003	$12.85	$10.11	$12.61
March 31, 2004	$14.47	$11.94	$13.91
June 30, 2004	$15.27	$12.94	$14.95
September 30, 2004	$20.16	$14.86	$19.92
December 31, 2004	$22.37	$18.56	$21.39
March 31, 2005	$30.37	$19.74	$28.41
June 30, 2005	$38.03	$24.49	$36.38
September 30, 2005	$50.73	$36.87	$45.19
December 30, 2005	$53.89	$36.65	$49.62
March 31, 2006	$64.38	$49.62	$55.39
June 30, 2006	$63.93	$45.67	$55.38
September 29, 2006	$56.68	$42.38	$45.58
December 29, 2006	$55.47	$40.29	$53.23
March 30, 2007	$56.62	$44.56	$55.19
June 29, 2007	$69.97	$55.07	$66.35
September 28, 2007	$78.90	$60.70	$75.75
December 31, 2007	$87.17	$63.55	$73.14
March 31, 2008	$78.10	$57.07	$68.26
June 30, 2008	$109.00	$66.23	$100.25
September 9, 2008	$73.38	$69.68	$69.94

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNQ

Initial price: $69.94

Protection level: 70.00%

Protection price: $48.96

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.297970

Coupon: 13.25% per annum

Maturity: March 30, 2009

Dividend yield: 0.62% per annum

Coupon amount monthly: $11.04

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.31%
+ 90%	6.625%		90.31%
+ 80%	6.625%		80.31%
+ 70%	6.625%		70.31%
+ 60%	6.625%		60.31%
+ 50%	6.625%		50.31%
+ 40%	6.625%		40.31%
+ 30%	6.625%		30.31%
+ 20%	6.625%		20.31%
+ 10%	6.625%		10.31%
+ 5%	6.625%		5.31%

0%	6.625%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.69%
- 10%	6.625%	-3.375%	-9.69%
- 20%	6.625%	-13.375%	-19.69%
- 30%	6.625%	-23.375%	-29.69%
- 40%	N/A	-33.375%	-39.69%
- 50%	N/A	-43.375%	-49.69%
- 60%	N/A	-53.375%	-59.69%
- 70%	N/A	-63.375%	-69.69%
- 80%	N/A	-73.375%	-79.69%
- 90%	N/A	-83.375%	-89.69%
- 100%	N/A	-93.375%	-99.69%

FWP-23

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2007, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (81.5%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$10.77	$4.91	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 9, 2008	$51.56	$46.85	$48.09

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $48.09

Protection level: 60.00%

Protection price: $28.85

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.794344

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.76% per annum

Coupon amount monthly: $16.46

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.38%
+ 90%	9.875%		90.38%
+ 80%	9.875%		80.38%
+ 70%	9.875%		70.38%
+ 60%	9.875%		60.38%
+ 50%	9.875%		50.38%
+ 40%	9.875%		40.38%
+ 30%	9.875%		30.38%
+ 20%	9.875%		20.38%
+ 10%	9.875%		10.38%
+ 5%	9.875%		5.38%

0%	9.875%		0.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-4.62%
- 10%	9.875%	-0.125%	-9.62%
- 20%	9.875%	-10.125%	-19.62%
- 30%	9.875%	-20.125%	-29.62%
- 40%	9.875%	-30.125%	-39.62%
- 50%	N/A	-40.125%	-49.62%
- 60%	N/A	-50.125%	-59.62%
- 70%	N/A	-60.125%	-69.62%
- 80%	N/A	-70.125%	-79.62%
- 90%	N/A	-80.125%	-89.62%
- 100%	N/A	-90.125%	-99.62%

FWP-25

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
September 9, 2008	$73.76	$68.25	$68.31

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $68.31

Protection level: 80.00%

Protection price: $54.65

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.639145

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 2.52% per annum

Coupon amount monthly: $9.79

FWP-26

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		101.26%
+ 90%	5.875%		91.26%
+ 80%	5.875%		81.26%
+ 70%	5.875%		71.26%
+ 60%	5.875%		61.26%
+ 50%	5.875%		51.26%
+ 40%	5.875%		41.26%
+ 30%	5.875%		31.26%
+ 20%	5.875%		21.26%
+ 10%	5.875%		11.26%
+ 5%	5.875%		6.26%

0%	5.875%		1.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-3.74%
- 10%	5.875%	-4.125%	-8.74%
- 20%	5.875%	-14.125%	-18.74%
- 30%	N/A	-24.125%	-28.74%
- 40%	N/A	-34.125%	-38.74%
- 50%	N/A	-44.125%	-48.74%
- 60%	N/A	-54.125%	-58.74%
- 70%	N/A	-64.125%	-68.74%
- 80%	N/A	-74.125%	-78.74%
- 90%	N/A	-84.125%	-88.74%
- 100%	N/A	-94.125%	-98.74%

FWP-27

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 9, 2008	$63.00	$59.88	$59.95

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $59.95

Protection level: 75.00%

Protection price: $44.96

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.680567

Coupon: 12.25% per annum

Maturity: March 30, 2009

Dividend yield: 1.72% per annum

Coupon amount monthly: $10.21

FWP-28

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.86%
+ 90%	6.125%		90.86%
+ 80%	6.125%		80.86%
+ 70%	6.125%		70.86%
+ 60%	6.125%		60.86%
+ 50%	6.125%		50.86%
+ 40%	6.125%		40.86%
+ 30%	6.125%		30.86%
+ 20%	6.125%		20.86%
+ 10%	6.125%		10.86%
+ 5%	6.125%		5.86%

0%	6.125%		0.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.14%
- 10%	6.125%	-3.875%	-9.14%
- 20%	6.125%	-13.875%	-19.14%
- 30%	N/A	-23.875%	-29.14%
- 40%	N/A	-33.875%	-39.14%
- 50%	N/A	-43.875%	-49.14%
- 60%	N/A	-53.875%	-59.14%
- 70%	N/A	-63.875%	-69.14%
- 80%	N/A	-73.875%	-79.14%
- 90%	N/A	-83.875%	-89.14%
- 100%	N/A	-93.875%	-99.14%

FWP-29

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 28, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
June 30, 2008	$147.69	$113.30	$139.14
September 9, 2008	$103.32	$98.57	$98.63

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $98.63

Protection level: 75.00%

Protection price: $73.97

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.138903

Coupon: 12.25% per annum

Maturity: March 30, 2009

Dividend yield: 5.57% per annum

Coupon amount monthly: $10.21

FWP-30

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		102.79%
+ 90%	6.125%		92.79%
+ 80%	6.125%		82.79%
+ 70%	6.125%		72.79%
+ 60%	6.125%		62.79%
+ 50%	6.125%		52.79%
+ 40%	6.125%		42.79%
+ 30%	6.125%		32.79%
+ 20%	6.125%		22.79%
+ 10%	6.125%		12.79%
+ 5%	6.125%		7.79%

0%	6.125%		2.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-2.21%
- 10%	6.125%	-3.875%	-7.21%
- 20%	6.125%	-13.875%	-17.21%
- 30%	N/A	-23.875%	-27.21%
- 40%	N/A	-33.875%	-37.21%
- 50%	N/A	-43.875%	-47.21%
- 60%	N/A	-53.875%	-57.21%
- 70%	N/A	-63.875%	-67.21%
- 80%	N/A	-73.875%	-77.21%
- 90%	N/A	-83.875%	-87.21%
- 100%	N/A	-93.875%	-97.21%

FWP-31

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of thirty-eight vessels and eight newbuildings consisting of nine Capesize drybulk carriers including four newbuilding Capesize drybulk carriers, thirty-three Panamax drybulk carriers including two newbuilding Panamax drybulk carriers, two newbuilding Kamsarmax drybulk carriers, and two Supramax drybulk carriers. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, the Company has also chartered-in a 2000 built Panamax drybulk carrier for a period of three years ending in December 2008. The average age of the vessels in the Company’s fleet is 8.8 years. The expected date of delivery of the eight newbuilding vessels are between the second quarter of 2008 and second quarter of 2010, respectively.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 000-51141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 9, 2008	$56.27	$50.55	$51.44

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $51.44

Protection level: 60.00%

Protection price: $30.86

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.440124

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.48% per annum

Coupon amount monthly: $16.46

FWP-32

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.74%
+ 90%	9.875%		90.74%
+ 80%	9.875%		80.74%
+ 70%	9.875%		70.74%
+ 60%	9.875%		60.74%
+ 50%	9.875%		50.74%
+ 40%	9.875%		40.74%
+ 30%	9.875%		30.74%
+ 20%	9.875%		20.74%
+ 10%	9.875%		10.74%
+ 5%	9.875%		5.74%

0%	9.875%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-4.26%
- 10%	9.875%	-0.125%	-9.26%
- 20%	9.875%	-10.125%	-19.26%
- 30%	9.875%	-20.125%	-29.26%
- 40%	9.875%	-30.125%	-39.26%
- 50%	N/A	-40.125%	-49.26%
- 60%	N/A	-50.125%	-59.26%
- 70%	N/A	-60.125%	-69.26%
- 80%	N/A	-70.125%	-79.26%
- 90%	N/A	-80.125%	-89.26%
- 100%	N/A	-90.125%	-99.26%

FWP-33

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 9, 2008	$93.90	$87.21	$87.33

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $87.33

Protection level: 70.00%

Protection price: $61.13

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.450819

Coupon: 12.25% per annum

Maturity: March 30, 2009

Dividend yield: 0.65% per annum

Coupon amount monthly: $10.21

FWP-34

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.33%
+ 90%	6.125%		90.33%
+ 80%	6.125%		80.33%
+ 70%	6.125%		70.33%
+ 60%	6.125%		60.33%
+ 50%	6.125%		50.33%
+ 40%	6.125%		40.33%
+ 30%	6.125%		30.33%
+ 20%	6.125%		20.33%
+ 10%	6.125%		10.33%
+ 5%	6.125%		5.33%

0%	6.125%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.67%
- 10%	6.125%	-3.875%	-9.67%
- 20%	6.125%	-13.875%	-19.67%
- 30%	6.125%	-23.875%	-29.67%
- 40%	N/A	-33.875%	-39.67%
- 50%	N/A	-43.875%	-49.67%
- 60%	N/A	-53.875%	-59.67%
- 70%	N/A	-63.875%	-69.67%
- 80%	N/A	-73.875%	-79.67%
- 90%	N/A	-83.875%	-89.67%
- 100%	N/A	-93.875%	-99.67%

FWP-35

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 9, 2008	$218.91	$199.10	$200.00

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $200.00

Protection level: 60.00%

Protection price: $120.00

Physical delivery amount: 5($1,000/Initial price)

Fractional shares: 0.000000

Coupon: 17.50% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.58

FWP-36

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	8.75%	-21.25%	-30.00%
- 40%	8.75%	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

FWP-37

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. Geographical segments include: the United States, Canada, and International. Business units include: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2007 were approximately 2.1 Tcfe. At December 31, 2007, approximately 85% of its estimated proved oil and gas reserves were in the United States, approximately 12% were in Canada, and approximately 3% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.26	$13.86	$17.08
December 31, 2002	$19.46	$15.39	$18.52
March 31, 2003	$19.26	$13.16	$14.94
June 30, 2003	$18.09	$13.74	$16.83
September 30, 2003	$17.01	$13.26	$16.04
December 31, 2003	$19.80	$15.55	$19.14
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 9, 2008	$50.88	$47.09	$47.29

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $47.29

Protection level: 65.00%

Protection price: $30.74

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.146120

Coupon: 11.25% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

FWP-38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.00%
+ 90%	5.625%		90.00%
+ 80%	5.625%		80.00%
+ 70%	5.625%		70.00%
+ 60%	5.625%		60.00%
+ 50%	5.625%		50.00%
+ 40%	5.625%		40.00%
+ 30%	5.625%		30.00%
+ 20%	5.625%		20.00%
+ 10%	5.625%		10.00%
+ 5%	5.625%		5.00%

0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-5.00%
- 10%	5.625%	-4.375%	-10.00%
- 20%	5.625%	-14.375%	-20.00%
- 30%	5.625%	-24.375%	-30.00%
- 40%	N/A	-34.375%	-40.00%
- 50%	N/A	-44.375%	-50.00%
- 60%	N/A	-54.375%	-60.00%
- 70%	N/A	-64.375%	-70.00%
- 80%	N/A	-74.375%	-80.00%
- 90%	N/A	-84.375%	-90.00%
- 100%	N/A	-94.375%	-100.00%

FWP-39

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. In February 2007, the Company acquired Ethanol Management Company (“EMC”) for approximately $3.1 million cash. EMC’s primary assets are a 25,000 bpd products terminal and blending facility located near Denver, Colorado.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 9, 2008	$20.00	$18.01	$18.02

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $18.02

Protection level: 60.00%

Protection price: $10.81

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.493896

Coupon: 17.25% per annum

Maturity: March 30, 2009

Dividend yield: 1.11% per annum

Coupon amount monthly: $14.38

FWP-40

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.625%		100.56%
+ 90%	8.625%		90.56%
+ 80%	8.625%		80.56%
+ 70%	8.625%		70.56%
+ 60%	8.625%		60.56%
+ 50%	8.625%		50.56%
+ 40%	8.625%		40.56%
+ 30%	8.625%		30.56%
+ 20%	8.625%		20.56%
+ 10%	8.625%		10.56%
+ 5%	8.625%		5.56%

0%	8.625%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-4.44%
- 10%	8.625%	-1.375%	-9.44%
- 20%	8.625%	-11.375%	-19.44%
- 30%	8.625%	-21.375%	-29.44%
- 40%	8.625%	-31.375%	-39.44%
- 50%	N/A	-41.375%	-49.44%
- 60%	N/A	-51.375%	-59.44%
- 70%	N/A	-61.375%	-69.44%
- 80%	N/A	-71.375%	-79.44%
- 90%	N/A	-81.375%	-89.44%
- 100%	N/A	-91.375%	-99.44%

FWP-41

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 1-35.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$32.98	$23.55	$24.65
December 31, 2002	$27.85	$21.41	$24.35
March 31, 2003	$28.00	$21.82	$25.50
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 9, 2008	$29.28	$28.07	$28.12

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $28.12

Protection level: 80.00%

Protection price: $22.50

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.561878

Coupon: 10.75% per annum

Maturity: March 30, 2009

Dividend yield: 4.31% per annum

Coupon amount monthly: $8.96

FWP-42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		102.16%
+ 90%	5.375%		92.16%
+ 80%	5.375%		82.16%
+ 70%	5.375%		72.16%
+ 60%	5.375%		62.16%
+ 50%	5.375%		52.16%
+ 40%	5.375%		42.16%
+ 30%	5.375%		32.16%
+ 20%	5.375%		22.16%
+ 10%	5.375%		12.16%
+ 5%	5.375%		7.16%

0%	5.375%		2.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	-0.375%	-2.84%
- 10%	5.375%	-4.625%	-7.84%
- 20%	5.375%	-14.625%	-17.84%
- 30%	N/A	-24.625%	-27.84%
- 40%	N/A	-34.625%	-37.84%
- 50%	N/A	-44.625%	-47.84%
- 60%	N/A	-54.625%	-57.84%
- 70%	N/A	-64.625%	-67.84%
- 80%	N/A	-74.625%	-77.84%
- 90%	N/A	-84.625%	-87.84%
- 100%	N/A	-94.625%	-97.84%

FWP-43

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 9, 2008	$16.88	$15.99	$16.00

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $16.00

Protection level: 75.00%

Protection price: $12.00

Physical delivery amount: 62($1,000/Initial price)

Fractional shares: 0.500000

Coupon: 10.25% per annum

Maturity: March 30, 2009

Dividend yield: 1.23% per annum

Coupon amount monthly: $8.54

FWP-44

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.125%	100.62%
+ 90%		5.125%	90.62%
+ 80%		5.125%	80.62%
+ 70%		5.125%	70.62%
+ 60%		5.125%	60.62%
+ 50%		5.125%	50.62%
+ 40%		5.125%	40.62%
+ 30%		5.125%	30.62%
+ 20%		5.125%	20.62%
+ 10%		5.125%	10.62%
+ 5%		5.125%	5.62%

0%		5.125%	0.62%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.38%
- 10%	5.125%	-4.875%	-9.38%
- 20%	5.125%	-14.875%	-19.38%
- 30%	N/A	-24.875%	-29.38%
- 40%	N/A	-34.875%	-39.38%
- 50%	N/A	-44.875%	-49.38%
- 60%	N/A	-54.875%	-59.38%
- 70%	N/A	-64.875%	-69.38%
- 80%	N/A	-74.875%	-79.38%
- 90%	N/A	-84.875%	-89.38%
- 100%	N/A	-94.875%	-99.38%

FWP-45

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 9, 2008	$33.25	$31.54	$32.11

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $32.11

Protection level: 60.00%

Protection price: $19.27

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.142946

Coupon: 14.00% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	7.00%	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-47

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 30, 2007, the Company operated offices in over 25 countries and 43% of its 30,522 employees were based outside the United States. In 2007, the Company derived 49% of its net revenues and 57% of its pre-tax earnings outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 28, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
September 9, 2008	$168.34	$160.50	$161.67

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $161.67

Protection level: 75.00%

Protection price: $121.25

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.185439

Coupon: 15.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.89% per annum

Coupon amount monthly: $13.13

FWP-48

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.45%
+ 90%	7.875%		90.45%
+ 80%	7.875%		80.45%
+ 70%	7.875%		70.45%
+ 60%	7.875%		60.45%
+ 50%	7.875%		50.45%
+ 40%	7.875%		40.45%
+ 30%	7.875%		30.45%
+ 20%	7.875%		20.45%
+ 10%	7.875%		10.45%
+ 5%	7.875%		5.45%

0%	7.875%		0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-4.55%
- 10%	7.875%	-2.125%	-9.55%
- 20%	7.875%	-12.125%	-19.55%
- 30%	N/A	-22.125%	-29.55%
- 40%	N/A	-32.125%	-39.55%
- 50%	N/A	-42.125%	-49.55%
- 60%	N/A	-52.125%	-59.55%
- 70%	N/A	-62.125%	-69.55%
- 80%	N/A	-72.125%	-79.55%
- 90%	N/A	-82.125%	-89.55%
- 100%	N/A	-92.125%	-99.55%

FWP-49

The Goodyear Tire & Rubber Company

According to publicly available information, The Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. The Company’s 2007 net sales were approximately $20 billion and it had a net income in 2007 of $602 million, of which $139 million represents income from continuing operations. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,800 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 64 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 72,000 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.85	$8.03	$8.89
December 31, 2002	$9.90	$6.51	$6.81
March 31, 2003	$7.33	$3.45	$5.17
June 30, 2003	$7.35	$4.55	$5.25
September 30, 2003	$8.18	$4.84	$6.57
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 9, 2008	$19.96	$17.73	$18.05

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $18.05

Protection level: 65.00%

Protection price: $11.73

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.401662

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.46

FWP-50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.00%
+ 90%	9.875%		90.00%
+ 80%	9.875%		80.00%
+ 70%	9.875%		70.00%
+ 60%	9.875%		60.00%
+ 50%	9.875%		50.00%
+ 40%	9.875%		40.00%
+ 30%	9.875%		30.00%
+ 20%	9.875%		20.00%
+ 10%	9.875%		10.00%
+ 5%	9.875%		5.00%

0%	9.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-5.00%
- 10%	9.875%	-0.125%	-10.00%
- 20%	9.875%	-10.125%	-20.00%
- 30%	9.875%	-20.125%	-30.00%
- 40%	N/A	-30.125%	-40.00%
- 50%	N/A	-40.125%	-50.00%
- 60%	N/A	-50.125%	-60.00%
- 70%	N/A	-60.125%	-70.00%
- 80%	N/A	-70.125%	-80.00%
- 90%	N/A	-80.125%	-90.00%
- 100%	N/A	-90.125%	-100.00%

FWP-51

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. The Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (BMC). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986. During 2005, the Company’s market share, based on retail registrations of new Harley-Davidson motorcycles, was 48.7% in the United States (Data provided by the Motorcycle Industry Council).

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$53.05	$42.69	$46.45
December 31, 2002	$54.99	$45.08	$46.20
March 31, 2003	$49.65	$35.50	$39.71
June 30, 2003	$46.80	$37.25	$39.86
September 30, 2003	$50.25	$38.15	$48.20
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 9, 2008	$42.08	$40.59	$40.85

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $40.85

Protection level: 70.00%

Protection price: $28.60

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.479804

Coupon: 12.00% per annum

Maturity: March 30, 2009

Dividend yield: 2.97% per annum

Coupon amount monthly: $10.00

FWP-52

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.49%
+ 90%	6.00%		91.49%
+ 80%	6.00%		81.49%
+ 70%	6.00%		71.49%
+ 60%	6.00%		61.49%
+ 50%	6.00%		51.49%
+ 40%	6.00%		41.49%
+ 30%	6.00%		31.49%
+ 20%	6.00%		21.49%
+ 10%	6.00%		11.49%
+ 5%	6.00%		6.49%

0%	6.00%		1.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.51%
- 10%	6.00%	-4.00%	-8.51%
- 20%	6.00%	-14.00%	-18.51%
- 30%	6.00%	-24.00%	-28.51%
- 40%	N/A	-34.00%	-38.51%
- 50%	N/A	-44.00%	-48.51%
- 60%	N/A	-54.00%	-58.51%
- 70%	N/A	-64.00%	-68.51%
- 80%	N/A	-74.00%	-78.51%
- 90%	N/A	-84.00%	-88.51%
- 100%	N/A	-94.00%	-98.51%

FWP-53

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 9, 2008	$41.94	$39.45	$39.47

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $39.47

Protection level: 70.00%

Protection price: $27.63

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.335698

Coupon: 14.50% per annum

Maturity: March 30, 2009

Dividend yield: 3.86% per annum

Coupon amount monthly: $12.08

FWP-54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		101.93%
+ 90%	7.25%		91.93%
+ 80%	7.25%		81.93%
+ 70%	7.25%		71.93%
+ 60%	7.25%		61.93%
+ 50%	7.25%		51.93%
+ 40%	7.25%		41.93%
+ 30%	7.25%		31.93%
+ 20%	7.25%		21.93%
+ 10%	7.25%		11.93%
+ 5%	7.25%		6.93%

0%	7.25%		1.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-3.07%
- 10%	7.25%	-2.75%	-8.07%
- 20%	7.25%	-12.75%	-18.07%
- 30%	7.25%	-22.75%	-28.07%
- 40%	N/A	-32.75%	-38.07%
- 50%	N/A	-42.75%	-48.07%
- 60%	N/A	-52.75%	-58.07%
- 70%	N/A	-62.75%	-68.07%
- 80%	N/A	-72.75%	-78.07%
- 90%	N/A	-82.75%	-88.07%
- 100%	N/A	-92.75%	-98.07%

FWP-55

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. As of February 2, 2008, the Company operated 929 stores in 47 states. In addition, the Company offers on-line shopping on its website.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 28, 2007	$71.62	$52.75	$57.33
December 31, 2007	$63.96	$44.16	$45.80
March 31, 2008	$48.39	$37.89	$42.89
June 30, 2008	$50.93	$39.87	$40.04
September 9, 2008	$55.02	$52.41	$52.58

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $52.58

Protection level: 70.00%

Protection price: $36.81

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.018638

Coupon: 10.50% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-56

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	5.25%	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

FWP-57

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,534 stores in 50 states, with 174 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 9, 2008	$27.36	$25.64	$25.65

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $25.65

Protection level: 75.00%

Protection price: $19.24

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.986355

Coupon: 10.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.29% per annum

Coupon amount monthly: $8.96

FWP-58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.65%
+ 90%	5.375%		90.65%
+ 80%	5.375%		80.65%
+ 70%	5.375%		70.65%
+ 60%	5.375%		60.65%
+ 50%	5.375%		50.65%
+ 40%	5.375%		40.65%
+ 30%	5.375%		30.65%
+ 20%	5.375%		20.65%
+ 10%	5.375%		10.65%
+ 5%	5.375%		5.65%

0%	5.375%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	-0.375%	-4.35%
- 10%	5.375%	-4.625%	-9.35%
- 20%	5.375%	-14.625%	-19.35%
- 30%	N/A	-24.625%	-29.35%
- 40%	N/A	-34.625%	-39.35%
- 50%	N/A	-44.625%	-49.35%
- 60%	N/A	-54.625%	-59.35%
- 70%	N/A	-64.625%	-69.35%
- 80%	N/A	-74.625%	-79.35%
- 90%	N/A	-84.625%	-89.35%
- 100%	N/A	-94.625%	-99.35%

FWP-59

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 9, 2008	$103.00	$97.94	$99.88

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $99.88

Protection level: 70.00%

Protection price: $69.92

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.012014

Coupon: 14.25% per annum

Maturity: March 30, 2009

Dividend yield: 0.76% per annum

Coupon amount monthly: $11.88

FWP-60

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.38%
+ 90%	7.125%		90.38%
+ 80%	7.125%		80.38%
+ 70%	7.125%		70.38%
+ 60%	7.125%		60.38%
+ 50%	7.125%		50.38%
+ 40%	7.125%		40.38%
+ 30%	7.125%		30.38%
+ 20%	7.125%		20.38%
+ 10%	7.125%		10.38%
+ 5%	7.125%		5.38%

0%	7.125%		0.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.62%
- 10%	7.125%	-2.875%	-9.62%
- 20%	7.125%	-12.875%	-19.62%
- 30%	7.125%	-22.875%	-29.62%
- 40%	N/A	-32.875%	-39.62%
- 50%	N/A	-42.875%	-49.62%
- 60%	N/A	-52.875%	-59.62%
- 70%	N/A	-62.875%	-69.62%
- 80%	N/A	-72.875%	-79.62%
- 90%	N/A	-82.875%	-89.62%
- 100%	N/A	-92.875%	-99.62%

FWP-61

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 28, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
September 9, 2008	$35.85	$34.31	$34.34

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $34.34

Protection level: 80.00%

Protection price: $27.47

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.120559

Coupon: 8.75% per annum

Maturity: March 30, 2009

Dividend yield: 4.53% per annum

Coupon amount monthly: $7.29

FWP-62

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		102.27%
+ 90%	4.375%		92.27%
+ 80%	4.375%		82.27%
+ 70%	4.375%		72.27%
+ 60%	4.375%		62.27%
+ 50%	4.375%		52.27%
+ 40%	4.375%		42.27%
+ 30%	4.375%		32.27%
+ 20%	4.375%		22.27%
+ 10%	4.375%		12.27%
+ 5%	4.375%		7.27%

0%	4.375%		2.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-2.73%
- 10%	4.375%	-5.625%	-7.73%
- 20%	4.375%	-15.625%	-17.73%
- 30%	N/A	-25.625%	-27.73%
- 40%	N/A	-35.625%	-37.73%
- 50%	N/A	-45.625%	-47.73%
- 60%	N/A	-55.625%	-57.73%
- 70%	N/A	-65.625%	-67.73%
- 80%	N/A	-75.625%	-77.73%
- 90%	N/A	-85.625%	-87.73%
- 100%	N/A	-95.625%	-97.73%

FWP-63

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production – explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation – refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 28, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
June 30, 2008	$55.75	$44.59	$51.87
September 9, 2008	$43.82	$39.70	$39.77

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $39.77

Protection level: 75.00%

Protection price: $29.83

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.144581

Coupon: 13.00% per annum

Maturity: March 30, 2009

Dividend yield: 2.28% per annum

Coupon amount monthly: $10.83

FWP-64

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.14%
+ 90%	6.50%		91.14%
+ 80%	6.50%		81.14%
+ 70%	6.50%		71.14%
+ 60%	6.50%		61.14%
+ 50%	6.50%		51.14%
+ 40%	6.50%		41.14%
+ 30%	6.50%		31.14%
+ 20%	6.50%		21.14%
+ 10%	6.50%		11.14%
+ 5%	6.50%		6.14%

0%	6.50%		1.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.86%
- 10%	6.50%	-3.50%	-8.86%
- 20%	6.50%	-13.50%	-18.86%
- 30%	N/A	-23.50%	-28.86%
- 40%	N/A	-33.50%	-38.86%
- 50%	N/A	-43.50%	-48.86%
- 60%	N/A	-53.50%	-58.86%
- 70%	N/A	-63.50%	-68.86%
- 80%	N/A	-73.50%	-78.86%
- 90%	N/A	-83.50%	-88.86%
- 100%	N/A	-93.50%	-98.86%

FWP-65

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 28, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
March 31, 2008	$15.49	$10.04	$11.60
June 30, 2008	$13.53	$10.90	$12.07
September 9, 2008	$12.45	$10.94	$11.10

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $11.10

Protection level: 65.00%

Protection price: $7.22

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.090090

Coupon: 14.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.29

FWP-66

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%

0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	-2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

FWP-67

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 9, 2008	$43.59	$41.90	$41.90

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $41.90

Protection level: 70.00%

Protection price: $29.33

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.866348

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 2.11% per annum

Coupon amount monthly: $9.79

FWP-68

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		101.06%
+ 90%	5.875%		91.06%
+ 80%	5.875%		81.06%
+ 70%	5.875%		71.06%
+ 60%	5.875%		61.06%
+ 50%	5.875%		51.06%
+ 40%	5.875%		41.06%
+ 30%	5.875%		31.06%
+ 20%	5.875%		21.06%
+ 10%	5.875%		11.06%
+ 5%	5.875%		6.06%

0%	5.875%		1.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-3.94%
- 10%	5.875%	-4.125%	-8.94%
- 20%	5.875%	-14.125%	-18.94%
- 30%	5.875%	-24.125%	-28.94%
- 40%	N/A	-34.125%	-38.94%
- 50%	N/A	-44.125%	-48.94%
- 60%	N/A	-54.125%	-58.94%
- 70%	N/A	-64.125%	-68.94%
- 80%	N/A	-74.125%	-78.94%
- 90%	N/A	-84.125%	-88.94%
- 100%	N/A	-94.125%	-98.94%

FWP-69

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2007, 2006 and 2005. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 28, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
June 30, 2008	$83.56	$65.89	$74.67
September 9, 2008	$46.46	$41.80	$42.15

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $42.15

Protection level: 65.00%

Protection price: $27.40

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.724792

Coupon: 12.75% per annum

Maturity: March 30, 2009

Dividend yield: 5.11% per annum

Coupon amount monthly: $10.63

FWP-70

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		102.56%
+ 90%	6.375%		92.56%
+ 80%	6.375%		82.56%
+ 70%	6.375%		72.56%
+ 60%	6.375%		62.56%
+ 50%	6.375%		52.56%
+ 40%	6.375%		42.56%
+ 30%	6.375%		32.56%
+ 20%	6.375%		22.56%
+ 10%	6.375%		12.56%
+ 5%	6.375%		7.56%

0%	6.375%		2.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-2.44%
- 10%	6.375%	-3.625%	-7.44%
- 20%	6.375%	-13.625%	-17.44%
- 30%	6.375%	-23.625%	-27.44%
- 40%	N/A	-33.625%	-37.44%
- 50%	N/A	-43.625%	-47.44%
- 60%	N/A	-53.625%	-57.44%
- 70%	N/A	-63.625%	-67.44%
- 80%	N/A	-73.625%	-77.44%
- 90%	N/A	-83.625%	-87.44%
- 100%	N/A	-93.625%	-97.44%

FWP-71

NYSE Euronext

According to publicly available information, NYSE Euronext (the “Company”) is the world’s leading and most liquid exchange group with both the highest average daily value of cash trading and the largest market capitalization of listed operating companies of all exchanges. The Company offers a diverse array of financial products and services, and operates six cash equities and six derivatives exchanges in six countries and two continents. The Company is a world leader for trading in cash equities, exchange traded funds (“ETFs”) and other structured products, and equity and interest rate derivatives, as well as the creation and global distribution of market information related to trading in these products. NYSE Euronext is the largest listings venue in the world, home to corporations representing over $30 trillion in market capitalization (as of December 31, 2007). The Company also operates a globally-distributed connectivity network and provides commercial trading and information technology solutions for customers and other exchanges.

NYSE Euronext was organized on May 22, 2006 in connection with the combination of the businesses of NYSE Group and Euronext, which was consummated on April 4, 2007. Prior to then, the Company had no assets and did not conduct any material activities other than those incidental to its formation. Following the consummation of the combination, NYSE Euronext became the parent company of NYSE Group and Euronext and each of their respective subsidiaries. The Company’s principal executive office is located at 11 Wall Street, New York, New York 10005 and its telephone number is (212) 656-3000. Its European headquarters are located at 39 rue Cambon, F 75039 Paris Cedex 01, and its telephone number is +33 1 49 27 10 00.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
September 28, 2007	$84.50	$64.26	$79.17
December 31, 2007	$95.25	$78.20	$87.77
March 31, 2008	$87.48	$55.12	$61.71
June 30, 2008	$76.71	$50.31	$50.66
September 9, 2008	$41.21	$36.99	$36.99

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $36.99

Protection level: 65.00%

Protection price: $24.04

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.034334

Coupon: 10.25% per annum

Maturity: March 30, 2009

Dividend yield: 2.75% per annum

Coupon amount monthly: $8.54

FWP-72

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		101.38%
+ 90%	5.125%		91.38%
+ 80%	5.125%		81.38%
+ 70%	5.125%		71.38%
+ 60%	5.125%		61.38%
+ 50%	5.125%		51.38%
+ 40%	5.125%		41.38%
+ 30%	5.125%		31.38%
+ 20%	5.125%		21.38%
+ 10%	5.125%		11.38%
+ 5%	5.125%		6.38%

0%	5.125%		1.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-3.62%
- 10%	5.125%	-4.875%	-8.62%
- 20%	5.125%	-14.875%	-18.62%
- 30%	5.125%	-24.875%	-28.62%
- 40%	N/A	-34.875%	-38.62%
- 50%	N/A	-44.875%	-48.62%
- 60%	N/A	-54.875%	-58.62%
- 70%	N/A	-64.875%	-68.62%
- 80%	N/A	-74.875%	-78.62%
- 90%	N/A	-84.875%	-88.62%
- 100%	N/A	-94.875%	-98.62%

FWP-73

Petróleo Brasileiro S.A.—Petrobras

According to publicly available information, Petróleo Brasileiro S.A.—Petrobras (the “Company”) was incorporated in 1953 to implement the Brazilian government’s hydrocarbon activities. The Company began operations in 1954 and for approximately forty years carried out crude oil and natural gas production and refining activities in Brazil in the name of the government.

The Company is an integrated oil and gas company. In 2007, the Company’s average domestic daily hydrocarbons production was 2,065 mboe/d, an estimated 98.5% of Brazil’s total. The Company are also involved in the production of petrochemicals and fertilizers. The Company distribute oil products through its own “BR” network of retailers and to wholesalers.

The Company also participates in the Brazilian natural gas market. Internationally, the Company is active in 23 countries. In Latin America, its operations extend from exploration and production to refining, marketing, retail services and natural gas pipelines. In North America, it produces oil and gas and have refining operations in the United States. In Africa, the Company produces oil in Angola, and in Asia, and has refining operations in Japan. In other countries, the Company is engaged only in oil and gas exploration.

The linked share’s SEC file number is: 1-15106.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.72	$2.34	$2.68
December 31, 2002	$4.06	$2.38	$3.74
March 31, 2003	$4.49	$3.21	$3.79
June 30, 2003	$5.28	$3.84	$4.94
September 30, 2003	$6.19	$4.61	$5.73
December 31, 2003	$7.34	$5.75	$7.31
March 31, 2004	$8.70	$7.09	$8.38
June 30, 2004	$8.91	$6.03	$7.02
September 30, 2004	$9.03	$6.65	$8.81
December 31, 2004	$10.14	$8.45	$9.95
March 31, 2005	$12.55	$9.30	$11.05
June 30, 2005	$13.32	$10.05	$13.03
September 30, 2005	$18.55	$12.34	$17.87
December 30, 2005	$18.48	$14.51	$17.82
March 31, 2006	$23.74	$18.17	$21.67
June 30, 2006	$26.86	$17.25	$22.33
September 29, 2006	$24.09	$18.45	$20.96
December 29, 2006	$25.75	$19.31	$25.75
March 30, 2007	$25.95	$20.81	$24.88
June 29, 2007	$31.18	$24.63	$30.32
September 28, 2007	$38.52	$24.38	$37.75
December 31, 2007	$59.58	$36.44	$57.62
March 31, 2008	$62.74	$44.36	$51.06
June 30, 2008	$77.61	$50.47	$70.83
September 9, 2008	$41.77	$38.32	$38.44

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PBR

Initial price: $38.44

Protection level: 70.00%

Protection price: $26.91

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.014568

Coupon: 12.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.52% per annum

Coupon amount monthly: $10.63

FWP-74

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.76%
+ 90%	6.375%		90.76%
+ 80%	6.375%		80.76%
+ 70%	6.375%		70.76%
+ 60%	6.375%		60.76%
+ 50%	6.375%		50.76%
+ 40%	6.375%		40.76%
+ 30%	6.375%		30.76%
+ 20%	6.375%		20.76%
+ 10%	6.375%		10.76%
+ 5%	6.375%		5.76%

0%	6.375%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.24%
- 10%	6.375%	-3.625%	-9.24%
- 20%	6.375%	-13.625%	-19.24%
- 30%	6.375%	-23.625%	-29.24%
- 40%	N/A	-33.625%	-39.24%
- 50%	N/A	-43.625%	-49.24%
- 60%	N/A	-53.625%	-59.24%
- 70%	N/A	-63.625%	-69.24%
- 80%	N/A	-73.625%	-79.24%
- 90%	N/A	-83.625%	-89.24%
- 100%	N/A	-93.625%	-99.24%

FWP-75

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and has conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$2.54	$2.13	$2.29
December 31, 2002	$2.47	$2.17	$2.40
March 31, 2003	$2.77	$2.42	$2.43
June 30, 2003	$2.85	$2.39	$2.55
September 30, 2003	$3.98	$2.57	$3.69
December 31, 2003	$8.27	$3.63	$7.86
March 31, 2004	$8.61	$5.91	$6.74
June 30, 2004	$7.02	$4.35	$6.89
September 30, 2004	$8.75	$5.99	$8.61
December 31, 2004	$9.30	$6.93	$7.87
March 31, 2005	$11.08	$7.08	$9.24
June 30, 2005	$10.08	$6.90	$7.14
September 30, 2005	$9.45	$7.01	$9.33
December 30, 2005	$11.85	$8.27	$11.16
March 31, 2006	$15.27	$11.05	$14.08
June 30, 2006	$18.32	$11.61	$14.86
September 29, 2006	$16.56	$13.83	$15.42
December 29, 2006	$19.46	$14.36	$17.96
March 30, 2007	$25.50	$16.42	$23.89
June 29, 2007	$32.21	$23.92	$31.42
September 28, 2007	$42.24	$25.08	$41.28
December 31, 2007	$47.75	$32.33	$35.04
March 31, 2008	$39.90	$24.50	$34.61
June 30, 2008	$41.92	$33.37	$35.54
September 9, 2008	$20.89	$19.84	$19.84

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCU

Initial price: $19.84

Protection level: 65.00%

Protection price: $12.90

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.403226

Coupon: 15.75% per annum

Maturity: March 30, 2009

Dividend yield: 11.29% per annum

Coupon amount monthly: $13.13

FWP-76

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		105.65%
+ 90%	7.875%		95.65%
+ 80%	7.875%		85.65%
+ 70%	7.875%		75.65%
+ 60%	7.875%		65.65%
+ 50%	7.875%		55.65%
+ 40%	7.875%		45.65%
+ 30%	7.875%		35.65%
+ 20%	7.875%		25.65%
+ 10%	7.875%		15.65%
+ 5%	7.875%		10.65%

0%	7.875%		5.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	0.65%
- 10%	7.875%	-2.125%	-4.35%
- 20%	7.875%	-12.125%	-14.35%
- 30%	7.875%	-22.125%	-24.35%
- 40%	N/A	-32.125%	-34.35%
- 50%	N/A	-42.125%	-44.35%
- 60%	N/A	-52.125%	-54.35%
- 70%	N/A	-62.125%	-64.35%
- 80%	N/A	-72.125%	-74.35%
- 90%	N/A	-82.125%	-84.35%
- 100%	N/A	-92.125%	-94.35%

FWP-77

The Charles Schwab Corporation

According to publicly available information, The Charles Schwab Corporation (the “Company”), headquartered in San Francisco, California, was incorporated in 1986 and engages, through its subsidiaries, in securities brokerage, banking, and related financial services. At December 31, 2007, the Company had $1.446 trillion in client assets, 7.0 million active brokerage accounts, 1.2 million corporate retirement plan participants, and 262,000 banking accounts. Certain subsidiaries of the Company include: (1) Charles Schwab & Co., Inc., incorporated in 1971, which is a securities broker-dealer with 308 domestic branch offices in 45 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, United Kingdom; (2) Charles Schwab Bank, N.A., which is a retail bank located in Reno, Nevada; (3) Charles Schwab Investment Management, Inc., which is the investment advisor for Schwab’s proprietary mutual funds; and (4) CyberTrader, Inc., located in Austin, Texas, which is an electronic trading technology and brokerage firm providing services to highly active, online traders.

The linked share’s SEC file number is 1-9700.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$15.23	$14.56	$14.67
March 31, 2006	$18.26	$14.00	$17.21
June 30, 2006	$18.53	$14.22	$15.98
September 29, 2006	$18.00	$14.00	$17.90
December 29, 2006	$19.49	$16.34	$19.34
March 30, 2007	$20.86	$17.52	$18.29
June 29, 2007	$23.02	$18.22	$20.52
September 28, 2007	$22.68	$17.41	$21.60
December 31, 2007	$25.72	$21.17	$25.55
March 31, 2008	$25.69	$17.86	$18.83
June 30, 2008	$23.25	$18.10	$20.54
September 9, 2008	$25.20	$23.44	$23.48

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SCHW

Initial price: $23.48

Protection level: 80.00%

Protection price: $18.78

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.589438

Coupon: 11.50% per annum

Maturity: March 30, 2009

Dividend yield: 0.88% per annum

Coupon amount monthly: $9.58

FWP-78

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.44%
+ 90%	5.75%		90.44%
+ 80%	5.75%		80.44%
+ 70%	5.75%		70.44%
+ 60%	5.75%		60.44%
+ 50%	5.75%		50.44%
+ 40%	5.75%		40.44%
+ 30%	5.75%		30.44%
+ 20%	5.75%		20.44%
+ 10%	5.75%		10.44%
+ 5%	5.75%		5.44%

0%	5.75%		0.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.56%
- 10%	5.75%	-4.25%	-9.56%
- 20%	5.75%	-14.25%	-19.56%
- 30%	N/A	-24.25%	-29.56%
- 40%	N/A	-34.25%	-39.56%
- 50%	N/A	-44.25%	-49.56%
- 60%	N/A	-54.25%	-59.56%
- 70%	N/A	-64.25%	-69.56%
- 80%	N/A	-74.25%	-79.56%
- 90%	N/A	-84.25%	-89.56%
- 100%	N/A	-94.25%	-99.56%

FWP-79

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a science-centered global health care company. The Company applies its research-and-development platform to human prescription, animal health and consumer products. The Company has three reportable segments: Human Prescription Pharmaceuticals, Animal Health and Consumer Health Care. Human Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Animal Health segment discovers, develops, manufactures and markets animal health products including vaccines. The Consumer Health Care segment develops, manufactures and markets OTC, foot care and sun care products. The Company’s is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$25.50	$20.06	$21.32
December 31, 2002	$23.53	$16.30	$22.20
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 28, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
March 31, 2008	$27.81	$14.05	$14.41
June 30, 2008	$20.87	$13.83	$19.69
September 9, 2008	$19.95	$18.63	$18.63

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $18.63

Protection level: 75.00%

Protection price: $13.97

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.676865

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.40% per annum

Coupon amount monthly: $9.79

FWP-80

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.70%
+ 90%	5.875%		90.70%
+ 80%	5.875%		80.70%
+ 70%	5.875%		70.70%
+ 60%	5.875%		60.70%
+ 50%	5.875%		50.70%
+ 40%	5.875%		40.70%
+ 30%	5.875%		30.70%
+ 20%	5.875%		20.70%
+ 10%	5.875%		10.70%
+ 5%	5.875%		5.70%

0%	5.875%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.30%
- 10%	5.875%	-4.125%	-9.30%
- 20%	5.875%	-14.125%	-19.30%
- 30%	N/A	-24.125%	-29.30%
- 40%	N/A	-34.125%	-39.30%
- 50%	N/A	-44.125%	-49.30%
- 60%	N/A	-54.125%	-59.30%
- 70%	N/A	-64.125%	-69.30%
- 80%	N/A	-74.125%	-79.30%
- 90%	N/A	-84.125%	-89.30%
- 100%	N/A	-94.125%	-99.30%

FWP-81

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2007, the Company employed approximately 80,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 9, 2008	$85.55	$80.68	$80.90

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $80.90

Protection level: 80.00%

Protection price: $64.72

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.360939

Coupon: 14.00% per annum

Maturity: March 30, 2009

Dividend yield: 0.95% per annum

Coupon amount monthly: $11.67

FWP-82

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.48%
+ 90%	7.00%		90.48%
+ 80%	7.00%		80.48%
+ 70%	7.00%		70.48%
+ 60%	7.00%		60.48%
+ 50%	7.00%		50.48%
+ 40%	7.00%		40.48%
+ 30%	7.00%		30.48%
+ 20%	7.00%		20.48%
+ 10%	7.00%		10.48%
+ 5%	7.00%		5.48%

0%	7.00%		0.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.52%
- 10%	7.00%	-3.00%	-9.52%
- 20%	7.00%	-13.00%	-19.52%
- 30%	N/A	-23.00%	-29.52%
- 40%	N/A	-33.00%	-39.52%
- 50%	N/A	-43.00%	-49.52%
- 60%	N/A	-53.00%	-59.52%
- 70%	N/A	-63.00%	-69.52%
- 80%	N/A	-73.00%	-79.52%
- 90%	N/A	-83.00%	-89.52%
- 100%	N/A	-93.00%	-99.52%

FWP-83

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2006. Since the Company commenced business commenced business in May 2002, it has grown rapidly to become the world’s fourth largest manufacturer of photovoltaic, or PV, cells in 2006, based on production output, according to the March 2007 issue of Photon International, a magazine covering the international PV industry. The Company sells its products in various key solar energy markets worldwide including Germany, Spain, the United States, China, Japan, Italy and South Korea.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 9, 2008	$40.00	$36.56	$36.67

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $36.67

Protection level: 60.00%

Protection price: $22.00

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.270248

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.46

FWP-84

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.00%
+ 90%	9.875%		90.00%
+ 80%	9.875%		80.00%
+ 70%	9.875%		70.00%
+ 60%	9.875%		60.00%
+ 50%	9.875%		50.00%
+ 40%	9.875%		40.00%
+ 30%	9.875%		30.00%
+ 20%	9.875%		20.00%
+ 10%	9.875%		10.00%
+ 5%	9.875%		5.00%

0%	9.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-5.00%
- 10%	9.875%	-0.125%	-10.00%
- 20%	9.875%	-10.125%	-20.00%
- 30%	9.875%	-20.125%	-30.00%
- 40%	9.875%	-30.125%	-40.00%
- 50%	N/A	-40.125%	-50.00%
- 60%	N/A	-50.125%	-60.00%
- 70%	N/A	-60.125%	-70.00%
- 80%	N/A	-70.125%	-80.00%
- 90%	N/A	-80.125%	-90.00%
- 100%	N/A	-90.125%	-100.00%

FWP-85

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 28, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
September 9, 2008	$43.37	$40.86	$40.99

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $40.99

Protection level: 60.00%

Protection price: $24.59

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.396194

Coupon: 12.85% per annum

Maturity: March 30, 2009

Dividend yield: 2.71% per annum

Coupon amount monthly: $10.71

FWP-86

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.425%		101.36%
+ 90%	6.425%		91.36%
+ 80%	6.425%		81.36%
+ 70%	6.425%		71.36%
+ 60%	6.425%		61.36%
+ 50%	6.425%		51.36%
+ 40%	6.425%		41.36%
+ 30%	6.425%		31.36%
+ 20%	6.425%		21.36%
+ 10%	6.425%		11.36%
+ 5%	6.425%		6.36%

0%	6.425%		1.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.425%	1.425%	-3.64%
- 10%	6.425%	-3.575%	-8.64%
- 20%	6.425%	-13.575%	-18.64%
- 30%	6.425%	-23.575%	-28.64%
- 40%	6.425%	-33.575%	-38.64%
- 50%	N/A	-43.575%	-48.64%
- 60%	N/A	-53.575%	-58.64%
- 70%	N/A	-63.575%	-68.64%
- 80%	N/A	-73.575%	-78.64%
- 90%	N/A	-83.575%	-88.64%
- 100%	N/A	-93.575%	-98.64%

FWP-87

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 28, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
September 9, 2008	$59.22	$56.18	$56.22

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $56.22

Protection level: 75.00%

Protection price: $42.17

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.787264

Coupon: 10.50% per annum

Maturity: March 30, 2009

Dividend yield: 1.02% per annum

Coupon amount monthly: $8.75

FWP-88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.51%
+ 90%	5.25%		90.51%
+ 80%	5.25%		80.51%
+ 70%	5.25%		70.51%
+ 60%	5.25%		60.51%
+ 50%	5.25%		50.51%
+ 40%	5.25%		40.51%
+ 30%	5.25%		30.51%
+ 20%	5.25%		20.51%
+ 10%	5.25%		10.51%
+ 5%	5.25%		5.51%

0%	5.25%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	-0.25%	-4.49%
- 10%	5.25%	-4.75%	-9.49%
- 20%	5.25%	-14.75%	-19.49%
- 30%	N/A	-24.75%	-29.49%
- 40%	N/A	-34.75%	-39.49%
- 50%	N/A	-44.75%	-49.49%
- 60%	N/A	-54.75%	-59.49%
- 70%	N/A	-64.75%	-69.49%
- 80%	N/A	-74.75%	-79.49%
- 90%	N/A	-84.75%	-89.49%
- 100%	N/A	-94.75%	-99.49%

FWP-89

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 9, 2008	$12.48	$11.45	$11.52

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $11.52

Protection level: 60.00%

Protection price: $6.91

Physical delivery amount: 86($1,000/Initial price)

Fractional shares: 0.805556

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 2.45% per annum

Coupon amount monthly: $16.46

FWP-90

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		101.23%
+ 90%	9.875%		91.23%
+ 80%	9.875%		81.23%
+ 70%	9.875%		71.23%
+ 60%	9.875%		61.23%
+ 50%	9.875%		51.23%
+ 40%	9.875%		41.23%
+ 30%	9.875%		31.23%
+ 20%	9.875%		21.23%
+ 10%	9.875%		11.23%
+ 5%	9.875%		6.23%

0%	9.875%		1.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-3.77%
- 10%	9.875%	-0.125%	-8.77%
- 20%	9.875%	-10.125%	-18.77%
- 30%	9.875%	-20.125%	-28.77%
- 40%	9.875%	-30.125%	-38.77%
- 50%	N/A	-40.125%	-48.77%
- 60%	N/A	-50.125%	-58.77%
- 70%	N/A	-60.125%	-68.77%
- 80%	N/A	-70.125%	-78.77%
- 90%	N/A	-80.125%	-88.77%
- 100%	N/A	-90.125%	-98.77%

FWP-91

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 9, 2008	$34.00	$30.34	$30.51

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $30.51

Protection level: 70.00%

Protection price: $21.36

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.776139

Coupon: 20.00% per annum

Maturity: March 30, 2009

Dividend yield: 1.75% per annum

Coupon amount monthly: $16.67

FWP-92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.88%
+ 90%	10.00%		90.88%
+ 80%	10.00%		80.88%
+ 70%	10.00%		70.88%
+ 60%	10.00%		60.88%
+ 50%	10.00%		50.88%
+ 40%	10.00%		40.88%
+ 30%	10.00%		30.88%
+ 20%	10.00%		20.88%
+ 10%	10.00%		10.88%
+ 5%	10.00%		5.88%

0%	10.00%		0.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.12%
- 10%	10.00%	0.00%	-9.12%
- 20%	10.00%	-10.00%	-19.12%
- 30%	10.00%	-20.00%	-29.12%
- 40%	N/A	-30.00%	-39.12%
- 50%	N/A	-40.00%	-49.12%
- 60%	N/A	-50.00%	-59.12%
- 70%	N/A	-60.00%	-69.12%
- 80%	N/A	-70.00%	-79.12%
- 90%	N/A	-80.00%	-89.12%
- 100%	N/A	-90.00%	-99.12%

FWP-93

XTO Energy Inc.

According to publicly available information, XTO Energy Inc. (the “Company”), and its subsidiaries are engaged in the acquisition, development, exploitation and exploration of producing oil and gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company was formerly known as Cross Timbers Oil Company and changed its name to XTO Energy Inc. in June 2001.

The Company’s estimated proved reserves at December 31, 2007 were 9.44 trillion cubic feet of natural gas, 67 million barrels of natural gas liquids and 241 million barrels of oil, based on December 31, 2007 prices of $6.39 per thousand cubic feet for gas, $60.24 per barrel for natural gas liquids and $91.19 per barrel for oil.

The linked share’s SEC file number is 1-10662.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.27	$5.31	$7.13
December 31, 2002	$9.13	$6.96	$8.55
March 31, 2003	$9.17	$7.85	$8.77
June 30, 2003	$10.38	$8.40	$9.28
September 30, 2003	$9.89	$8.57	$9.69
December 31, 2003	$13.52	$9.66	$13.06
March 31, 2004	$15.00	$11.81	$14.56
June 30, 2004	$17.59	$14.09	$17.19
September 30, 2004	$19.09	$14.65	$18.74
December 31, 2004	$21.28	$17.25	$20.41
March 31, 2005	$26.97	$18.36	$25.26
June 30, 2005	$28.07	$20.00	$26.14
September 30, 2005	$35.62	$26.45	$34.86
December 30, 2005	$36.60	$29.34	$33.80
March 31, 2006	$38.47	$30.24	$33.51
June 30, 2006	$37.10	$29.21	$35.42
September 29, 2006	$39.38	$30.99	$33.70
December 29, 2006	$40.99	$30.93	$37.64
March 30, 2007	$44.62	$35.10	$43.85
June 29, 2007	$51.19	$43.29	$48.08
September 28, 2007	$51.42	$40.40	$49.47
December 31, 2007	$53.99	$47.62	$51.36
March 31, 2008	$64.00	$45.57	$61.86
June 30, 2008	$73.74	$59.52	$68.51
September 9, 2008	$46.81	$44.00	$44.51

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XTO

Initial price: $44.51

Protection level: 70.00%

Protection price: $31.16

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.466861

Coupon: 13.00% per annum

Maturity: March 30, 2009

Dividend yield: 0.97% per annum

Coupon amount monthly: $10.83

FWP-94

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.49%
+ 90%	6.50%		90.49%
+ 80%	6.50%		80.49%
+ 70%	6.50%		70.49%
+ 60%	6.50%		60.49%
+ 50%	6.50%		50.49%
+ 40%	6.50%		40.49%
+ 30%	6.50%		30.49%
+ 20%	6.50%		20.49%
+ 10%	6.50%		10.49%
+ 5%	6.50%		5.49%

0%	6.50%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.51%
- 10%	6.50%	-3.50%	-9.51%
- 20%	6.50%	-13.50%	-19.51%
- 30%	6.50%	-23.50%	-29.51%
- 40%	N/A	-33.50%	-39.51%
- 50%	N/A	-43.50%	-49.51%
- 60%	N/A	-53.50%	-59.51%
- 70%	N/A	-63.50%	-69.51%
- 80%	N/A	-73.50%	-79.51%
- 90%	N/A	-83.50%	-89.51%
- 100%	N/A	-93.50%	-99.51%

FWP-95